UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  March 31, 2006
EMAGEON INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51149	63-1240138

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Corporate Drive, Suite 200, Birmingham, Alabama	35242

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(205) 980-9222
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Establishment of Cash Incentive Compensation Criteria.
     On March 31, 2006, the Compensation Committee of the Board of Directors of Emageon Inc. (the “Company”) approved total revenue and earnings per share targets and calculation parameters for purposes of determining cash incentive compensation payments to be made to certain of its executive officers for the 2006 fiscal year. The previously determined target cash incentive amount payable to the Company’s President and Chief Executive Officer is 50% of the officer’s base salary,and the target cash incentive amounts payable to the Company’s other eligible senior executive officers range from 33% to 40% of the officer’s base salary. One-half of the cash incentive amount will be payable to the officer if the Company achieves the total revenue target and one-half will be payable if the Company achieves the earnings per share target. No cash incentive will be paid in the event the Company's performance falls below both the revenue target and the earnings per share target. Notwithstanding the establishment of these criteria, the Company’s Board of Directors retains the discretion to award other or additional incentive compensation to its senior officers based on the achievement of such financial or other objectives as it determines to be appropriate.
Establishment of Equity Incentive Compensation Criteria.
     Also on March 31, 2006 the Compensation Committee of the Board of Directors of the Company approved the following grants of stock options and restricted stock units in accordance with the Company’s 2005 Equity Incentive Plan, all such grants to be effective April 3, 2006. All stock options and restricted stock units as set forth below are subject to a four-year vesting period, whereby each option and restricted stock unit grant vests twenty-five percent on the first anniversary date of the grant and equally each month over the remaining thirty-six month period. Vesting may accelerate upon the occurrence of certain events. The settlement date for the restricted stock units is the sixth anniversary date of the grant of such restricted stock units or earlier upon the occurrence of certain events. Settlement may be made in either cash or stock, but the intent of the Compensation Committee is to settle by distributing stock.

Name	Title	Stock Options	Exercise Price	Restricted Stock Units
Charles A. Jett, Jr.	President & Chief Executive Officer	95,600	$16.56	10,622
W. Randall Pittman	Chief Financial Officer	28,416	$16.56	3,157
Grady Floyd	Chief Operating Officer	62,000	$16.56	7,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGEON INC. (Registrant)
By:	/s/ W. Randall Pittman
W. Randall Pittman
Chief Financial Officer and Treasurer

Date: April 7, 2006

3